Exhibit 99.1

IMMEDIATE RELEASE	CONTACT: Mark Carter, VP Strategic Initiatives and Investor Relations Officer (704) 557-8386

October 28, 2015

Snyder’s-Lance, Inc. Reports Results for Third Quarter 2015

•	Company announced definitive agreement to acquire Diamond Foods, Inc. earlier today
•	Reports net revenue of $417 million for Q3, a 2% increase over prior year and 6% year to date
•	EPS of $0.26, excluding special items, +13% to prior year
•	EPS of $0.22, including special items
•	Declares quarterly dividend of $0.16 per share of common stock
•	Updates full year financial estimates for 2015
•	Significant margin improvement program underway with positive impact in 2016

Charlotte, NC, - October 28, 2015 – Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) today reported third quarter net revenue growth of 2% over last year, with earnings of $0.26 per diluted share excluding special items and $0.22 per diluted share including special items.

“We are excited about our announcement made earlier this morning of a definitive agreement to acquire Diamond Foods, Inc. in a deal that is expected to close early in 2016. As we have worked toward the signing of this agreement, we have also reacted to the short term challenges of Q3 and continue to execute our strategic plan,” said Carl E. Lee, Jr., President and CEO. “Late July® and Snack Factory® Pretzel Crisps® brought in solid top line performance for our Clearview Division while Snyder’s of Hanover® and Lance® continued to drive good year-over-year increases for the quarter. Cape Cod® kettle chips delivered strong sales increases as well. Overall, we delivered year over year growth and gained share in all five core brands in spite of retailer consolidations, a softer back-to-school selling season and significant challenges in the mass merchandiser channel.”

Mr. Lee continued, “In today’s environment, it is critical to remain competitive on the cost side of the business. We announced on our last earnings call our intention to reach of 10% operating income run rate. We made significant progress toward realizing this goal in Q3 with our ‘Drive for 10’ initiative, which will be ongoing throughout the year. Led by senior leaders and staffed with some of our most talented cross functional associates, we expect to realize our goals in cost savings and leverage from this program in 2016. With a clear focus on top line growth and cost savings, we look forward to driving more positive near term results and moving forward with increased momentum. I am confident in our ability to deliver positive results as we continue the work to complete the acquisition of Diamond Foods.”

Third Quarter Financial Summary

•	Net revenue for the third quarter of 2015 was $416.8 million, an increase of 1.8% compared to the third quarter of 2014 net revenue of $409.3 million.
•	Net income excluding special items for the third quarter of 2015 was $18.6 million, or $0.26 per diluted share, as compared to net income excluding special items of $16.4 million for the third quarter of 2014, or $0.23 per diluted share.
•	Including special items, net income for the third quarter of 2015 was $15.7 million, or $0.22 per diluted share, as compared to net income including special items of $13.7 million for the third quarter of 2014, or $0.19 per diluted share.
•	Special items for the third quarter of 2015 included after-tax expenses of $2.9 million primarily associated with an accrual for the expected settlement of certain litigation. Special items for the third quarter of 2014 included after-tax expenses of $2.7 million primarily associated with a deferred tax revaluation which was required as a result of the sale of Private Brands.

First Nine Months Financial Summary

•	Net revenue for the first nine months of 2015 was $1.25 billion, an increase of 5.8% compared to the first nine months of 2014 net revenue of $1.18 billion.
•	Net income excluding special items for the first nine months of 2015 was $49.7 million, or $0.70 per diluted share, as compared to net income excluding special items of $44.0 million for the first nine months of 2014, or $0.62 per diluted share.
•	Including special items, net income for the first nine months of 2015 was $43.6 million, or $0.61 per diluted share, as compared to net income including special items of $32.3 million for the first nine months of 2014, or $0.46 per diluted share.
•	Special items for the first nine months of 2015 included after-tax expenses of $6.0 million primarily associated with legal fees and accruals for expected settlements of certain litigation. Special items associated with continuing operations for the first nine months of 2014 included after-tax expenses of $4.8 million for impairment charges, $2.3 million for restructuring charges, $2.0 million in professional fees, $0.6 million for self-funded medical expenses and a $2.1 million deferred tax revaluation.

Dividend Declared

The Company also announced the declaration of a quarterly cash dividend of $0.16 per share on the Company’s common stock. The dividend is payable on November 27, 2015 to stockholders of record at the close of business on November 20, 2015.

Estimates for 2015 and 2016

The estimates for 2015 reflect the results of the third quarter, with net revenue for the full year expected to be in the range of $1.68 to $1.70 billion. The earnings per diluted share estimates are a range of $1.07 - $1.12 with capital expenditures for 2015 projected to be $56 - $58 million.

For 2016, net revenue growth is estimated to be between 3% - 5%. Earnings per diluted share are estimated to be $1.35 - $1.42, resulting from increased revenue and our Drive for 10 initiatives. Capital expenditures are projected to be $50 - $55 million for the full year.

Conference Call

Management will host a conference call to discuss Q3 results as well as the recently announced transaction with Diamond Foods, scheduled to begin at 10:00am eastern time on October 28, 2015. The conference call and accompanying slide presentation will be webcast live through the Investor Relations section of Snyder’s-Lance website, www.snyderslance.com. To participate in the conference call, the dial-in number is (844) 830-1960 for U.S. callers or (315) 625-6883 for international callers. The conference ID is 69017426. A continuous telephone replay of the call will be available between 2:00pm on October 28 and midnight on November 4. The replay telephone number is (855) 859-2056 for U.S. callers or (404) 537-3406 for international callers. The replay access code is 69017426. Investors may also access a web-based replay of the conference call at www.snyderslance.com.

About Snyder’s-Lance, Inc.

Snyder’s-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder’s-Lance’s products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, nuts and other snacks. Snyder’s-Lance has manufacturing facilities in North Carolina, Pennsylvania, Indiana, Georgia, Arizona, Massachusetts, Florida, Ohio and Wisconsin. Products are sold under the Snyder’s of Hanover®, Lance®, Cape Cod®, Snack Factory® Pretzel Crisps®, Late July®, Krunchers!®, Tom’s®, Archway®, Jays®, Stella D’oro®, Eatsmart™, O-Ke-Doke®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. LNCE-E

Cautionary Information about Forward Looking Statements

This press release contains statements which may be forward looking within the meaning of applicable securities laws. The statements include projections regarding future revenues, earnings and other results which are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include general economic conditions or an economic turndown; volatility in the price or availability of inputs, including raw materials, packaging, energy and labor; price competition and industry consolidation; changes in our top retail customer relationships; inability to maintain profitability in the face of a consolidating retail environment; failure to successfully integrate acquisitions or execute divestitures; loss of key personnel; failure to execute and accomplish our strategy; concerns with the safety and quality of certain food products or ingredients; adulterated, misbranded or mislabeled products or product recalls; disruption of our supply chain; inadequacies in, or security breaches of, our information technology systems; improper use of social media; changes in consumer preferences and tastes or inability to innovate or market our products effectively; reliance on distribution through a significant number of independent business owners; protection of our trademarks and other intellectual property rights; impairment in the carrying value of goodwill or other intangible assets; new regulations or legislation; interest rate volatility, and the interests of a few individuals who control a significant portion of our outstanding shares of common stock may conflict with those of other stockholders, which have been discussed in greater detail in our most recent Form 10-K and other reports filed with the Securities and Exchange Commission.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)

For the Quarters and Nine Months Ended October 3, 2015 and September 27, 2014

	Quarter Ended		Nine Months Ended
(in thousands, except per share data)	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net revenue	$416,773	$409,308	$1,250,542	$1,181,920
Cost of sales	274,287	266,088	817,211	760,625
Gross margin	142,486	143,220	433,331	421,295

Selling, general and administrative	114,835	116,659	355,828	354,035
Settlements of certain litigation	2,900	—	5,675	—
Impairment charges	—	—	—	7,503
(Gain)/loss on sale of route businesses, net	(501)	22	(1,368)	(1,438)
Other expense/(income), net	115	61	(731)	642
Income before interest and income taxes	25,137	26,478	73,927	60,553

Interest expense, net	2,851	2,984	7,989	10,485
Income before income taxes	22,286	23,494	65,938	50,068

Income tax expense	6,557	9,809	22,233	17,719
Income from continuing operations	15,729	13,685	43,705	32,349
Income from discontinued operations, net of income tax	—	124,097	—	133,942
Net income	15,729	137,782	43,705	166,291
Net income attributable to noncontrolling interests	52	16	63	32
Net income attributable to Snyder’s-Lance, Inc.	$15,677	$137,766	$43,642	$166,259

Amounts attributable to Snyder’s-Lance, Inc.:
Continuing operations	$15,677	$13,669	$43,642	$32,317
Discontinued operations	—	124,097	—	133,942
Net income	$15,677	$137,766	$43,642	$166,259

Basic earnings per share:
Continuing operations	$0.22	$0.19	$0.62	$0.46
Discontinued operations	—	1.77	—	1.91
Total basic earnings per share	$0.22	$1.96	$0.62	$2.37

Diluted earnings per share:
Continuing operations	$0.22	$0.19	$0.61	$0.46
Discontinued operations	—	1.75	—	1.89
Total diluted earnings per share	$0.22	$1.94	$0.61	$2.35

Cash dividends declared per share	$0.16	$0.16	$0.48	$0.48

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

As of October 3, 2015 and January 3, 2015

(in thousands, except share data)	October 3, 2015	January 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$64,316	$35,373
Restricted cash	966	966
Accounts receivable, net of allowances of $1,262 and $1,778, respectively	134,357	126,093
Inventories	125,065	116,236
Prepaid income taxes and income taxes receivable	7,028	4,175
Deferred income taxes	11,544	13,189
Assets held for sale	14,879	11,007
Prepaid expenses and other current assets	19,008	22,112
Total current assets	377,163	329,151

Noncurrent assets:
Fixed assets, net	415,916	423,612
Goodwill	539,651	541,539
Other intangible assets, net	532,296	545,212
Other noncurrent assets	22,603	23,874
Total assets	$1,887,629	$1,863,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$8,541	$8,561
Accounts payable	65,296	57,407
Accrued compensation	24,842	32,774
Accrued casualty insurance claims	4,388	4,320
Accrued selling and promotional costs	14,267	13,141
Other payables and accrued liabilities	31,100	24,723
Total current liabilities	148,434	140,926

Noncurrent liabilities:
Long-term debt	431,991	438,376
Deferred income taxes	172,869	168,593
Accrued casualty insurance claims	12,309	13,755
Other noncurrent liabilities	16,511	15,030
Total liabilities	782,114	776,680

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.83 1/3 par value. 110,000,000 shares authorized; 70,794,643 and 70,406,086 shares outstanding, respectively	58,993	58,669
Preferred stock, $1.00 par value. Authorized 5,000,000 shares; no shares outstanding	—	—
Additional paid-in capital	787,176	776,930
Retained earnings	242,571	232,812
Accumulated other comprehensive loss	(2,592)	(1,007)
Total Snyder’s-Lance, Inc. stockholders’ equity	1,086,148	1,067,404
Noncontrolling interests	19,367	19,304
Total stockholders’ equity	1,105,515	1,086,708
Total liabilities and stockholders’ equity	$1,887,629	$1,863,388

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Nine Months Ended October 3, 2015 and September 27, 2014

	Nine Months Ended
(in thousands)	October 3, 2015	September 27, 2014
Operating activities:
Net income	$43,705	$166,291
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	52,585	46,084
Stock-based compensation expense	4,255	4,962
(Gain)/loss on sale of fixed assets, net	(90)	827
Gain on sale of route businesses, net	(1,368)	(1,438)
Gain on sale of investments, net	(585)	—
Gain on sale of Private Brands, excluding transaction costs	—	(229,322)
Impairment charges	—	7,503
Deferred income taxes	6,627	(26,899)
Provision for doubtful accounts	866	1,413
Change in inventory reserves	647	(293)
Changes in operating assets and liabilities, excluding business acquisition and disposal	(12,184)	29,456
Net cash provided by/(used in) operating activities	94,458	(1,416)

Investing activities:
Purchases of fixed assets	(38,800)	(52,990)
Purchases of route businesses	(19,622)	(19,102)
Proceeds from sale of fixed assets and insurance recoveries	1,524	1,843
Proceeds from sale of route businesses	23,750	21,072
Proceeds from sale of investments	826	—
Proceeds from sale of Private Brands	—	430,017
Business acquisition, net of cash acquired	—	(202,230)
Net cash (used in)/provided by investing activities	(32,322)	178,610

Financing activities:
Dividends paid to stockholders	(33,884)	(33,666)
Debt issuance costs	—	(1,854)
Issuances of common stock	7,152	5,442
Repurchases of common stock	(836)	(1,328)
Repayments of long-term debt	(5,625)	(11,624)
Net repayments of existing credit facilities	—	(35,000)
Net cash used in financing activities	(33,193)	(78,030)

Increase in cash and cash equivalents	28,943	99,164
Cash and cash equivalents at beginning of period	35,373	14,080
Cash and cash equivalents at end of period	$64,316	$113,244

Supplemental information:
Cash paid for income taxes, net of refunds of $678 and $192, respectively	$18,420	$113,246
Cash paid for interest	$7,008	$8,976

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures (Unaudited)

For the Quarters and Nine Months Ended October 3, 2015 and September 27, 2014

(in thousands, except per share data)	Net of Tax	Per Diluted Share
Quarter Ended October 3, 2015
Income from continuing operations	$15,677	$0.219

Severance charges	655	0.009
Settlements and legal fees associated with certain litigation	1,992	0.028
Professional fees	289	0.004

Income from continuing operations, excluding special items	$18,613	$0.260

Quarter Ended September 27, 2014
Income from continuing operations	$13,669	$0.193

Restructuring charges	329	0.004
Professional fees	292	0.004
Deferred tax revaluation	2,062	0.029

Income from continuing operations, excluding special items	$16,352	$0.230

(in thousands, except per share data)	Net of Tax	Per Diluted Share
Nine Months Ended October 3, 2015
Income from continuing operations	$43,642	$0.612

Severance charges	903	0.013
Settlements and legal fees associated with certain litigation	4,543	0.063
Professional fees	588	0.008

Income from continuing operations, excluding special items	$49,676	$0.696

Nine Months Ended September 27, 2014
Income from continuing operations	$32,317	$0.456

Impairment charges	4,819	0.067
Restructuring charges	2,297	0.033
Professional fees	1,983	0.028
Self-funded medical insurance claim	564	0.008
Deferred tax revaluation	2,062	0.029

Income from continuing operations, excluding special items	$44,042	$0.621